                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to 14a-11(c) or 14a-12

                       WATERHOUSE INVESTOR SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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
WATERHOUSE INVESTOR SERVICES, INC.
================================================================================


                    [WATERHOUSE SECURITIES, INC. LETTERHEAD]



                                                               December 28, 1995


To Our Stockholders:

      I am pleased to invite you to our eighth Annual Meeting of Stockholders, to be held on Tuesday, February 6, 1996 at 11:00 a.m., at the Marriott Financial Center Hotel, 85 West Street, New York, New York 10006.

      On the following pages you will find the formal notice of the Annual Meeting and our proxy statement. When you have finished reading the proxy statement, please promptly mark, sign, date and return to us the enclosed proxy card to ensure that your shares will be represented.

      We appreciate your interest in and support of Waterhouse Investor Services, Inc., and I look forward to seeing many of you at the Annual Meeting.



                                      Sincerely yours,

                                      /s/ Lawrence M. Waterhouse Jr.

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================


                    [WATERHOUSE SECURITIES, INC. LETTERHEAD]


                           NOTICE OF ANNUAL MEETING OF

                                  STOCKHOLDERS

                           TO BE HELD FEBRUARY 6, 1996


      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Waterhouse Investor Services, Inc., a Delaware corporation (the "Company"), will be held at the Marriott Financial Center Hotel, 85 West Street, New York, New York 10006, on February 6, 1996, at 11:00 a.m. local time for the following purposes:

             1. To elect five (5) directors to serve until the Annual Meeting of
                Stockholders in 1999 and until their respective successors are duly elected and qualified.

             2. To approve the appointment of independent accountants for the
                Company's fiscal year ending August 31, 1996.

             3. To transact such other business as may properly come before the meeting and any adjournments thereof.

      The Board of Directors has fixed December 21, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. A list of stockholders entitled to notice of and to vote at the meeting will be available for inspection by any stockholder at the offices of the Company, 100 Wall Street, New York, New York 10005 for the ten days prior to February 6, 1996.

      It is important that you sign the enclosed proxy card and return it promptly so that your shares will be represented. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Richard H. Neiman

                                      RICHARD H. NEIMAN
                                      Secretary

Date: December 28, 1995

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

                                 PROXY STATEMENT

                                     GENERAL

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Waterhouse Investor Services, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 6, 1996, and at any adjournments thereof. You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to sign and date the enclosed proxy card and return it in the enclosed postage paid envelope. Stockholders have the right to revoke their proxies at any time prior to their exercise by filing a written notice of revocation with the Secretary of the Company prior to the meeting, by attending the meeting and voting by ballot, or by duly executing a proxy bearing a later date.

      The entire cost of this proxy solicitation will be borne by the Company. Solicitation may be made by mail, telephone, telegram or in person. Management may also request banks, brokerage houses, custodians, nominees and fiduciaries to obtain authorization for the execution of proxies, and may reimburse them for expenses incurred by them in connection therewith.

      Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted (i) FOR the election of the nominees for directors named below; and (ii) FOR the ratification of the selection of Price Waterhouse LLP as independent accountants for the Company for its fiscal year ending August 31, 1996. In the event a stockholder specifies a different choice on the proxy, his or her shares will be voted in accordance with the specifications so made.

                                VOTING SECURITIES

      The Notice of Meeting, Proxy Statement and accompanying proxy card are to be sent or given to stockholders on or about December 28, 1995. Each stockholder is entitled to one vote on each of the matters to be considered at the Annual Meeting for each share held as of the record date, December 21, 1995. As of the record date, the Company had 11,452,244 shares of Common Stock outstanding and no preferred stock outstanding.

                           VOTE REQUIRED FOR APPROVAL

      The five (5) director nominees for terms ending in 1999 receiving a plurality of the votes cast by the holders of outstanding shares of the Company's Common Stock represented at the meeting, in person or by proxy, will be elected as directors of the Company for such term.

      The affirmative vote of a majority of the votes cast by holders of outstanding shares of the Company's Common Stock represented at the meeting, in person or by proxy, is necessary for the ratification of the selection of independent accountants. Abstentions and broker non-votes (matters of a non-routine nature as to which brokers holding shares in street name have received no instructions from their clients and, accordingly, do not vote) are counted for the purpose of determining the presence or absence of a quorum for the transaction for business. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders whereas broker non-votes are not counted for purposes of determining whether proposal has been approved. The Board of Directors hopes that Stockholders will exercise their right to vote rather than abstaining from voting. It is necessary that proxies be completed, signed, dated and returned for all such shares to be voted at the Annual Meeting.

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      So far as is known to the Company, the following table sets forth, as of December 1, 1995, the number of shares beneficially owned by each person who may be deemed to be the beneficial owner of more than 5% of the outstanding Common Stock (the only class of capital stock outstanding), each director, each nominee for election as a director, each executive officer and all directors and officers of the Company as a group:

                                                                       SHARES BENEFICIALLY OWNED (1)
                                                                       -----------------------------
                  NAME                                         NUMBER OF SHARES                PERCENTAGE
                  ----                                         ----------------                ----------
Lawrence M. Waterhouse, Jr. (2)(3)                                  3,182,630                    22.59%
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

Jerome Belson (4)                                                     934,892                     6.64%
Jerome Belson Associates, Inc.
495 Broadway
New York, New York  10012

FMR Corp. (5)                                                         710,454                     5.04%
82 Devonshire Street
Boston, Massachusetts 02109

Kenneth I. Coco (3)(6)                                                204,909                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

Peter A. Wigger (7)                                                   100,771                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

Edward J. Nicoll (8)                                                   86,484                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

John H. Chapel (9)                                                     82,031                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

Frank E. Conti (10)                                                    78,829                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

Arthur J. Radin (11)(12)                                               24,078                        *
c/o Feldman Radin & Co., P.C.
805 Third Avenue
New York, New York  10022

George F. Staudter (11)(13)                                            16,884                        *
9637 Preston Trail West
Ponte Vedra Beach, Florida  32082

Frank J. Petrilli (14)                                                 16,672                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

Richard H. Neiman (15)                                                 13,875                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

William J. Cardew (11)(16)                                              9,486                        *
205 East 95th Street
New York, New York  10128

James F. Rittinger (11)(17)                                             8,763                        *
c/o Satterlee Stephens Burke & Burke LLP
230 Park Avenue
New York, New York  10169

M. Bernard Siegel (18)                                                  5,050                        *
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, NY  10005

Msgr. Thomas J. Hartman                                                     0                        0
98 Cherry Lane
Hicksville, NY  11801

All officers and directors as a group (15 persons) (19)             4,647,460                     33.0%

--------------------
     *Less than 1% of the outstanding shares of Common Stock

(1) Beneficial ownership of directors and officers and 5% stockholders includes both outstanding Common Stock as well as shares issuable upon conversion of the Company's 6% Convertible Subordinated Notes and shares issuable upon exercise of options currently exercisable or which will become exercisable within sixty (60) days of the date of this table.

(2) Includes 1,646,104 shares held by Marjorie J. McGahran and Mr. Waterhouse's children, all of which Mr. Waterhouse has the power to vote as attorney-in-fact. Also includes 85,133 shares allocated to Mr. Waterhouse's account in the Waterhouse Investor Services, Inc. Employee Stock Ownership Plan (the "ESOP"), and 175,000 shares issuable upon the exercise of stock options under the Company's Stock Option Plan.

(3) Includes 25,800 unallocated shares and approximately 92,094 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes held in the ESOP of which Messrs.

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

     Waterhouse and Coco are Trustees.

(4) Includes 177,000 shares owned by Mr. Belson's spouse, as to which Mr. Belson disclaims beneficial ownership and 8,125 shares owned by the Joseph Belsky Foundation. Also includes 7,032 shares issuable under the exercise of stock options under the Company's Stock Option Plan and approximately 42,735 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes.

(5) Includes 573,229 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment adviser to various registered investment companies. Also includes 137,225 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans. FMR Corp. has sole voting power with respect to 83,975 shares and sole dispositive power with respect to 710,454 shares.

(6) Includes approximately 43,890 shares allocated to Mr. Coco's account in the ESOP. Also includes shares owned by Mr. Coco's spouse, as to which Mr. Coco disclaims beneficial ownership. Also includes 14,375 shares issuable upon exercise of stock options under the Company's Stock Option Plan.

(7) Includes approximately 61,009 shares allocated to Mr. Wigger's account in the ESOP. Also includes 2,026 shares held by immediate family members who reside with Mr. Wigger, as to which Mr. Wigger disclaims beneficial ownership. Also includes 14,375 shares issuable upon the exercise of stock options under the Company's Stock Option Plan and approximately 4,273 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes.

(8) Includes 2,344 shares issuable upon the exercise of stock options under the Company's Stock Option Plan.

(9) Includes approximately 48,906 shares allocated to Mr. Chapel's account in the ESOP and 14,375 shares issuable upon the exercise of stock options under the Company's Stock Option Plan.

(10) Includes 29,755 shares issuable upon the exercise of stock options under the Company's Stock Option Plan and approximately 45,912 shares allocated to Mr. Conti's account in the ESOP.

(11) Includes 7,032 shares issuable upon the exercise of stock options under the Company's Stock Option Plan.

(12) Includes approximately 3,419 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes.

(13) Includes approximately 1,068 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes.

(14) Includes 5,000 shares issuable upon the exercise of stock options under the Company's Stock Option Plan and approximately 8,547 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes.

(15) Includes 13,750 shares issuable upon the exercise of stock options under the Company's Stock

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

     Option Plan.

(16) Includes approximately 214 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes. Also includes 1,250 shares and approximately 641 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes held by Mr. Cardew's spouse as to which Mr. Cardew disclaims beneficial interest.

(17) Includes approximately 855 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes.

(18) Includes approximately 3,750 shares issuable upon the exercise of stock options under the Company's Stock Option Plan and approximately 675 shares allocated to Mr. Siegel's account in the ESOP. Mr. Siegel has served as Senior Vice President and Chief Financial Officer of the Company since November 1994. He also serves as Executive Vice President for Finance for Waterhouse Securities, Inc. Prior to joining the Company in November 1993, Mr. Siegel spent six years with Fleet Brokerage Services, Inc. in a number of executive capacities, most recently as Executive Vice President, Chief Operating Officer and Chief Financial Officer.

(19) Includes 302,884 shares issuable upon the exercise of stock options under the Company's Stock Option Plan and 148,932 shares which can be acquired through conversion of the Company's 6% Convertible Subordinated Notes.

                           ELECTION OF FOUR DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

      The Board of Directors of the Company is divided into three staggered classes providing for a class of directors to be elected each year. Members of each class are elected for three year terms and until their successors are elected and qualified. Messrs. Coco, Neiman, Petrilli, Radin and Rittinger, whose terms expire at the 1996 Annual Meeting, have been nominated for re-election to serve for a term of three years and until their respective successors are duly elected and qualified.

      It is intended that shares represented by proxies solicited by the Board of Directors will, unless authority to vote for some or all of the nominees is withheld, be voted in favor of electing these nominees as directors. The Company has no reason to believe any of the nominees will be unable or unwilling to serve if elected. However, if any nominee becomes unavailable for any reason, the shares may be voted for another person nominated by the present Board.

      All of the nominees for election as directors are currently directors of the Company. The Board of Directors unanimously recommends that stockholders vote for each of the nominees.

      The names, terms of offices and certain other information with respect to the persons nominated for election as directors and other persons serving as directors are as follows:

                       NOMINEES FOR ELECTION AS DIRECTORS

KENNETH I. COCO, age 47, Senior Vice President, Treasurer, Assistant Secretary and Director. Mr. Coco has served as Treasurer and a Director of the Company since its inception. Mr. Coco has served as Secretary of the Company from October 1992 to July 1994. Since 1979, Mr. Coco has served as an officer of Waterhouse Securities in various capacities. From February 1986 until March 1989 Mr. Coco was

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

Senior Vice President and an Assistant Treasurer of Waterhouse Securities responsible for financial reporting. From March 1989 to August 1992, Mr. Coco was the Chief Financial Officer of Waterhouse Securities. Since August 1992, Mr. Coco has been Executive Vice President-Administration with Waterhouse Securities.

RICHARD H. NEIMAN, age 45, Executive Vice President, General Counsel, Secretary and Director. Mr. Neiman joined the Company in July, 1994. Mr. Neiman also serves in similar capacities for Waterhouse Securities, Waterhouse National Bank, Waterhouse Asset Management, Inc. and National Investor Services Corp. Mr. Neiman joined the Company after four years as a Director of Price Waterhouse's Regulatory Advisory Practice in Washington, D.C. From 1979 to 1990, Mr. Neiman served in various legal positions at Citicorp in New York, including General Counsel of its Global Equities Group. From 1975 to 1979 Mr. Neiman was a senior attorney with the Office of the Comptroller of the Currency in Washington, D.C.

FRANK J. PETRILLI, age 45, President, Chief Operating Officer and Director. Mr. Petrilli joined the Company in January 1995. Mr. Petrilli also serves as a Director of Waterhouse Securities, Waterhouse National Bank, Waterhouse Asset Management, Inc. and National Investor Services Corp. Mr. Petrilli joined the Company from American Express where he served since 1988 in various capacities, most recently as President and Chief Operating Officer of American Express Centurion Bank. Prior to joining American Express, Mr. Petrilli spent 13 years with Colt Industries, Inc. in various investment, treasury and accounting positions.

ARTHUR J. RADIN, age 58, Director. Mr. Radin has served as President of Feldman Radin & Co., P.C., Certified Public Accountants, and in a similar position with its predecessor, since 1983. Mr. Radin has served as a Director of the Company since November 1987.


JAMES F. RITTINGER, age 49, Director. Mr. Rittinger has been a partner and, prior thereto, an associate of the law firm of Satterlee Stephens Burke & Burke LLP since 1971. Mr. Rittinger has served as a Director of the Company since its inception.


                     INFORMATION CONCERNING OTHER DIRECTORS

LAWRENCE M. WATERHOUSE, JR., age 58, Chairman of the Board of Directors and Chief Executive Officer. Mr. Waterhouse has served as the Chairman of the Board of Directors, President until January 1995, and Chief Executive Officer of the Company since its inception. Mr. Waterhouse is the founder of Waterhouse Securities Inc. ("Waterhouse Securities") and has served as Chief Executive Officer since its inception. Mr. Waterhouse also serves as Chairman of Waterhouse National Bank, and as a Director of National Investor Services Corp., both wholly-owned subsidiaries, as well as a Director of Waterhouse Asset Management, Inc., a subsidiary of Waterhouse National Bank. Mr. Waterhouse's term expires in 1998.

JEROME BELSON, age 70, Chairman Emeritus of the Board and Director. Mr. Belson has served as Chairman Emeritus of the Board of the Company since its inception. Mr. Belson has served as Chairman Emeritus of the Board of Directors of Waterhouse Securities since February 1986 and as an officer of Waterhouse Securities in various capacities from October 1980 to February 1986. Mr. Belson also serves as a Director of Waterhouse National Bank. From January 1974 to February 1984, Mr. Belson was a senior partner at the law firm of Belson, Connolly & Belson. Mr. Belson is an owner, in whole or in part, and the President and Chairman of the Board of ten private real estate management corporations. Mr. Belson is a director of AMREP Corporation. Mr. Belson's term expires in 1998.

WILLIAM J. CARDEW, age 69, Director. Mr. Cardew has served as a Director of the Company since 1992

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

and has been Executive Vice President, Chief Operating Officer and a Director of The Merchants Bank of New York since February 1985. Mr. Cardew's term expires in 1997.


JOHN H. CHAPEL, age 43, Senior Vice President and Director. Mr. Chapel has served as an executive officer and a Director of the Company since its inception. He has also served as an officer of Waterhouse Securities in various other capacities since July 1981 and currently serves as President of Waterhouse Securities. Mr. Chapel's term expires in 1997.

FRANK E. CONTI, age 55, Senior Vice President and Director. Mr. Conti has served as Senior Vice President and a Director of the Company since November 1987. He currently serves as Executive Vice President for technology for Waterhouse Securities. From November 1985 through October 1987, Mr. Conti served as Senior Vice President of Chemical New Jersey Corporation. From February 1983 through November 1985, Mr. Conti was the owner of Conti Consulting, a management consulting organization. From January 1981 until December 1982, Mr. Conti served as Vice President of A.L. Burbank & Co., Ltd., a ship broker. Mr. Conti's term expires in 1997.

MSGR. THOMAS J. HARTMAN, age 49, Director. Msgr. Hartman has served as a Director of the Company since July 1995. Msgr. Hartman is the Director of Radio and Television for Telicare, the television station for the Diocese of Rockville Centre, New York. Msgr. Hartman also serves on the board of numerous charitable organizations and foundations. Msgr. Hartman is also the author of several books and a frequent contributor and host on various television and radio programs. Msgr. Hartman's term expires in 1998.

EDWARD J. NICOLL, age 42, President Emeritus and Director. Mr. Nicoll served as Executive Vice President of the Company from its inception until August, 1994 and a Director of the Company since its inception. Mr. Nicoll served as an officer of Waterhouse Securities in various capacities since its inception and as President and Chief Operating Officer of Waterhouse Securities from February 1986 to August 1994. Mr. Nicoll resigned as Executive Vice President of the Company and as President and Chief Operating Officer of Waterhouse Securities on August 31, 1994. Mr. Nicoll continues as a consultant to the Company and as a Director of the Company and of Waterhouse National Bank. Mr. Nicoll was elected President Emeritus of the Company effective September 1, 1994. Mr. Nicoll's term expires in 1997.

GEORGE F. STAUDTER, age 64, Director. Mr. Staudter has been a managerial and financial consultant from 1990 to date, and has been a financial and investment advisor since 1986. From 1986 to 1989, Mr. Staudter served as the Executive Vice President and as a director of Douglas Capital Management, Inc., an investment manager. From December 1981 through May 1986, Mr. Staudter was the owner and manager of Hartness House Inn, a country inn located in Springfield, Vermont. From August 1977 to December 1981, Mr. Staudter served as Vice President and Treasurer of Revlon, Inc. Mr. Staudter is a director of Koger Equity, Inc., a real estate investment trust and the Chairman of the Waterhouse Investors Cash Management Fund, Inc. Mr. Staudter has served as a Director of the Company since its inception. Mr. Staudter's term expires in 1998.

PETER A. WIGGER, age 48, Senior Vice President and Director. Mr. Wigger has served as Senior Vice President and a Director of the Company and Executive Vice President of Waterhouse Securities in charge of clearing operations since November 1987. From July 1986 through November 1987, Mr. Wigger was Senior Vice President and Director of Operations for the investment banking firm McLeod Young Weir, Inc. From December 1970 through June 1986, Mr. Wigger was Vice President and Director of Operations for the investment banking and brokerage firm Richardson Greenshields Securities, Inc. Mr. Wigger's term expires in 1998.

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

                             COMMITTEES OF THE BOARD

      The Board of Directors has established an Audit Committee which recommends to the Board a firm of independent public accountants which audits the accounts of the Company and its subsidiaries for the ensuing year, reviews the year-end audit plan and the scope thereof with the independent public accountants with regard to the completed audit, and reviews the audit with the independent public accountants. Messrs. Radin and Cardew are members of the Audit Committee. The Audit Committee met four times in the fiscal year ended August 31, 1995.

      The Board of Directors has established a Compensation Committee which is comprised of three members who are non-employee directors of the Company. The Compensation Committee determines the Chief Executive Officer's compensation and reviews and approves compensation of other senior executive officers and administers the Company's Stock Option Plan. The Compensation Committee met three times in the fiscal year ended August 31, 1995. (See Report of Compensation Committee.)

      The Board of Directors does not have a standing Nominating Committee or other committee performing similar functions.

      The Board of Directors met four times during the fiscal year ended August 31, 1995. Each member of the Board of Directors of the Company attended all of the meetings of the Board and the committees of which they were members.

                             EXECUTIVE COMPENSATION


REPORT OF COMPENSATION COMMITTEE

      The Compensation Committee (the "Committee") of the Waterhouse Investor Services, Inc. Board of Directors is responsible for the Company's executive compensation program. The Committee is comprised of Messrs. Jerome Belson, James
F. Rittinger and George F. Staudter, non-employee directors of the Company. The Committee determines the Chief Executive Officer's compensation and reviews and approves the compensation of other senior executive officers based on the recommendations of the Chief Executive Officer. The Committee is also responsible for overseeing the administration of certain compensation and benefit plans, including the Company's Stock Option Plan.

      The Committee and Board of Directors believe the executive compensation program should attract and retain executives of superior talent and promote the interests of the Company and its stockholders. As such, a portion of executives' total compensation is in the form of stock based compensation as well as annual incentive awards that reflect Company and individual performance. Base salary levels are set at competitive levels. The Committee annually reviews compensation practices and financial performance of a selected group of competitor companies.

      The Committee has reviewed the Company's compensation plans in light of recent changes to the Internal Revenue Code which became effective with respect to fiscal years beginning on or after January 1, 1994 relating to the disallowance of deductions for remuneration in excess of $1,000,000 paid to certain executive officers. The Company's philosophy is to pay its officers fairly for their efforts, rather than be guided by whether all amounts paid are tax deductible. The Committee currently believes that in order to properly evaluate performance it is necessary to utilize qualitative as well as quantitative criteria and in April 1995 adopted a Performance Management Plan for key executive officers of the Company. The Committee believes that the benefits to the Company by the use of qualitative criteria to evaluate perfor-

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

mances outweigh the non-material loss of a portion of the deduction attributable to compensation. The Committee will continue to monitor this situation and take appropriate action if it is warranted in the future.

      BASE SALARY. The Chief Executive Officer and the Committee review executive salaries annually and consider competitive salary levels, along with individual contributions and responsibility level. Base salary levels of senior executives are generally established after a review of competitive median levels of comparison companies. The market comparison for determining median compensation levels includes a self selected group of competitor companies in the full service retail or discount brokerage business, with comparable size and financial returns.

      The Chief Executive Officer, Lawrence M. Waterhouse, Jr., did not receive an increase in base salary for the fiscal year ended August 31, 1995. The base salary of the Chief Executive Officer was set under the terms of his Employment Agreement entered into with the Company on September 1, 1991. Other executives, not covered by employment agreements, received base salary increases ranging from 6% to 10% of their fiscal year 1994 salaries.

      ANNUAL INCENTIVES. The Annual Incentive Plan awards bonus payments to executive officers and all employees of the Company. Awards are based on the Company's performance and individual contributions to the business during the fiscal year. The Plan provides for a bonus pool to be reserved in the amount of approximately 20% of the Company's pre-tax income for all incentive awards. The Committee believes that pre-tax income is a key measure of the Company's performance. The Plan is effectively used to motivate all employees to perform at high levels, consistent with Company objectives.

      The total amount of all annual incentives is determined based on Company pre-tax income, as described above. Individual executive awards are determined based on the Committee's discretionary evaluation. Factors such as the size of the bonus pool, business area performance including growth and profitability, competitive market compensation and individual performance are considered in determining award amounts. While there is no formal weighting of factors, the executive's individual performance, as it relates to the Company's financial, operating and strategic objectives, is the most important consideration.

      The Committee determined the annual incentive award of the Chief Executive Officer for fiscal year 1995, based on its evaluation of Mr. Waterhouse's overall contribution as Chief Executive Officer to the Company's performance levels, as reflected by, but not limited to, measures such as return on equity and net income growth. Mr. Waterhouse's 1995 award under the 1995 Annual Incentive Plan was $650,000. The Committee also reviews, modifies where it deems necessary, and approves annual incentive awards for other senior executives based on the recommendations of the Chief Executive Officer.

      STOCK BASED COMPENSATION. The Board of Directors and the Committee believe that significant equity participation by executives and employees is fundamental in promoting the success of the Company and the long term interests of its shareholders. Through the Company's Employee Stock Ownership Plan (ESOP) and Stock Option Plan, the benefits of equity ownership are extended to executives and all employees of the Company.

      Through the ESOP, the Company purchases the Company's common stock (the "Common Stock") from annual Company contributions that are allocated to all eligible employees. For the fiscal year ending August 31, 1995, ESOP allocations for the Chief Executive Officer and four most highly compensated executives totaled 4,412 shares as a group (0.04% of the outstanding Common Stock of the Company).

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

      The Committee administers the 1992 Stock Option Plan and determines the amount of options granted to the Chief Executive Officer. In considering awards of options the Committee considers (i) the executive's contributions to Company performance, (ii) the executive's contribution to long-term performance and obtaining strategic goals, and (iii) practice in the industry. With the Chief Executive Officer's recommendations, the Committee determines the grants for executive officers.

      To assess the competitive position of the Company's long term incentive and total compensation levels, the Committee works with independent consultants and reviews competitive data of selected competitor companies of comparable size and financial returns. These efforts assist the Committee in awarding appropriate amounts of future stock option grants and integrating the level of long term compensation with an overall compensation strategy.

      CHIEF EXECUTIVE OFFICER'S COMPENSATION. As previously discussed, the Chief Executive Officer, Mr. Lawrence M. Waterhouse, Jr., has a base salary set by the terms of an Employment Agreement entered into with the Company on September 1, 1991. Mr. Waterhouse has not received an increase in base salary since 1991. The Committee awarded Mr. Waterhouse an annual incentive bonus based on its evaluation of the Company's financial performance and his contribution in achieving the Company's long term objectives. Performance factors used in determining his incentive are discussed in the Report of Compensation Committee. In fiscal year 1995, the Chief Executive Officer was awarded stock options covering 31,250 shares of Common Stock (adjusted to reflect 25% stock dividend paid September 14, 1995) as set forth in the table under Summary Compensation.

      Under the terms of his Employee Agreement, the Company maintains, at its expense, life insurance on the life of Mr. Waterhouse, with premiums not to exceed $100,000 per year. The premiums were $84,264 in fiscal year 1995. Company allocations to Mr. Waterhouse's ESOP account in fiscal year 1995 amounted to 794 shares.

      Under Mr. Waterhouse's leadership, the Company has achieved strong growth and financial performance. Over the last five fiscal year periods ending August 31, 1995, the cumulative total return of the Company's stock has grown 2,139% (assuming reinvestment of dividends), outperforming the S&P 500 Index and NASDAQ Financial Index. These indices grew 102% and 127%, respectively.

COMPENSATION COMMITTEE

      Jerome Belson            James F. Rittinger            George F. Staudter

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

PERFORMANCE GRAPH.

      The following graph compares the performance of the Common Stock of the Company with the S&P 500 Composite Index, the NASDAQ Financial Index and a selected peer group for the past five year period. The comparison of total return (change in fiscal year end-stock price, plus reinvested dividends) for each year in the graph assumes that $100 was invested at the beginning of the period in the stock of the Company, a composite of the peer group, the S&P 500 Index and the NASDAQ Financial Index.

                          WATERHOUSE INVESTOR SERVICES
                       CUMULATIVE TOTAL SHAREHOLDER RETURN

WATERHOUSE FISCAL
YEAR ENDING 8-31-

-----------------------------------------------------------------------------------------------------------
                                    1990          1991         1992         1993         1994         1995
-----------------------------------------------------------------------------------------------------------
  Waterhouse                        $100          $287         $559        $2,178       $1,318       $2,239
  Peer Group                        $100          $200         $240          $494         $459         $898
  NASDAQ Financial                  $100          $139         $179          $246         $272         $327
  S&P 500                           $100          $127         $137          $158         $166         $202
-----------------------------------------------------------------------------------------------------------

Peer Group:   First Albany, Charles Schwab, Inter Regional Financial
              Group, Legg Mason, Piper Jaffray Cos., Quick and Reilly, Raymond
              James Financial

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

                           SUMMARY COMPENSATION TABLE

      The following table shows compensation information for the Company's Chief Executive Officer and the next four most highly compensated executive officers of the Company for the fiscal years ended August 31, 1995, 1994, and 1993.

                                                         ANNUAL COMPENSATION
                                                         -------------------
                                                                                                   ALL OTHER
                                                                                     OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR           SALARY ($)    BONUS ($)      (#)(1)        ($)(2)(3)
---------------------------              ----           ----------    ---------      ------        ---------
LAWRENCE M. WATERHOUSE, JR.              1995            $504,000     $650,000        31,250       $100,647
Chairman and Chief                       1994            $504,000     $450,000       168,750       $119,217
Executive Officer of the                 1993            $504,000     $500,000          -          $ 95,273
Company and Chief Executive
Officer of Waterhouse Securities

FRANK J. PETRILLI                        1995            $253,077     $150,000        25,000           -
President and Chief  Operating           1994               -            -              -              -
Officer of the Company                   1993               -            -              -              -

PETER A. WIGGER                          1995            $220,000     $110,000         6,250       $ 20,913
Senior Vice President of the             1994            $206,000     $ 74,000        13,125       $ 30,464
Company and Executive Vice               1993            $196,000     $100,000          -          $ 18,630
President of Waterhouse Securities

JOHN H. CHAPEL                           1995            $180,000     $150,000         6,250       $ 16,383
Senior Vice President of the             1994            $165,000     $115,000        13,125       $ 25,934
Company and President of                 1993            $140,000     $120,000          -          $ 14,101
Waterhouse Securities

RICHARD H. NEIMAN                        1995            $215,000     $ 95,000         6,250           -
Executive Vice President, General        1994            $200,000     $ 50,000        12,500           -
Counsel and Secretary of the             1993               -            -              -              -
Company and Waterhouse Securities

----------
(1) Adjusted to reflect the 50% stock dividend paid November 8, 1993, and the 25% stock dividend paid September 14, 1995.

(2) Includes employer contributions to the Employee Stock Ownership Plan for fiscal year 1995.

(3) Includes amounts paid by the Company for life insurance premiums for fiscal year 1995, as follows: Mr. Waterhouse - $84,264 and Mr. Wigger
         - $4,530.

      The Company has a policy of paying directors who are not employees of the Company an annual retainer and a reimbursement for all reasonable expenses incurred in connection with traveling to and from meetings. For fiscal year 1995 the annual retainer for such directors was $10,000 and $1,500 for each committee meeting attended. The policy has been revised as of September 1, 1995 to provide an annual retainer of $15,000 and $1,000 for each committee meeting attended. In addition, non-employee directors of the Company are annually granted an option to purchase 2,344 shares (adjusted to reflect stock dividends) pursuant to the Waterhouse Investor Services, Inc. 1992 Stock Option Plan. Directors who are employees of the Company are not entitled to any additional compensation for acting as such. The Board meets at least quarterly.

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

                    OPTIONS GRANTED DURING FISCAL YEAR 1995

      The following table sets forth information concerning individual grants of stock options the Company's Chief Executive Officer and the next four most highly compensated executive officers during fiscal year 1995.

                                                 INDIVIDUAL GRANTS(1)                    POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION
                                                                                          FOR OPTION TERM (2)
                                          PERCENT OF TOTAL                                -------------------
                               OPTIONS    OPTIONS GRANTED     EXERCISE
                               GRANTED    TO EMPLOYEES IN       PRICE      EXPIRATION        5%             10%
          NAME                 (#)(1)     FISCAL YEAR (%)     ($/SH)(1)       DATE           ($)            ($)
          ----                 ------     ---------------     ---------       ----           ---            ---
Lawrence M. Waterhouse, Jr.    31,250          8.3%             11.90       10/26/04       233,750        592,813

Frank J. Petrilli              25,000          6.7%             11.80        1/23/05       185,500        470,250

Peter A. Wigger                 6,250          1.7%             11.90       10/26/04        46,750        118,563

John H. Chapel                  6,250          1.7%             11.90       10/26/04        46,750        118,563

Richard H. Neiman               6,250          1.7%             11.90       10/26/04        46,750        118,563

----------
(1)   Adjusted to reflect 25% stock dividend paid September 14, 1995.

(2) Amounts for the executive officers shown in these columns have been derived by multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under the heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.


                                      AGGREGATED OPTION EXERCISE IN FISCAL YEAR 1995
                                          UNEXERCISED OPTIONS AT AUGUST 31, 1995
                                            OPTION VALUES (ADJUSTED TO REFLECT
                                         25% STOCK DIVIDEND PAID SEPTEMBER 14,1995)
                                         ------------------------------------------

                                                                                NUMBER OF          VALUE OF
                                                                               UNEXERCISED        UNEXERCISED
                                  SHARES ACQUIRED                              OPTIONS AT        IN-THE-MONEY
NAME                              ON EXERCISE (#)   VALUE REALIZED ($)(1)      8/31/95 (#)        8/31/95 ($)
----                              ---------------   ---------------------      -----------        -----------
                                                                              EXERCISABLE/       EXERCISABLE/
                                                                              UNEXERCISABLE      UNEXERCISABLE
                                                                              -------------      -------------

Lawrence M. Waterhouse, Jr.       None Exercised             -                 175,000/25,000    68,750/275,000

Frank J. Petrilli                 None Exercised             -                       0/25,000         0/277,500

Peter A. Wigger                   None Exercised             -                   14,375/5,000     13,750/55,000

John H. Chapel                    None Exercised             -                   14,375/5,000     13,750/55,000

Richard H. Neiman                 None Exercised             -                   13,750/5,000    181,250/55,000

----------
(1) Values realized are calculated by subtracting the exercise price from the closing market price of the Common Stock as of the exercise date(s).

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

                             EMPLOYMENT AGREEMENTS

      On September 1, 1991, the Company entered into an employment agreement with Lawrence M. Waterhouse, Jr. with a three year term which was automatically extended for an additional one year period on August 31, 1994 and on each August 31 thereafter unless either party gives notice not to renew.

      The employment agreement provides that the Company employ Mr. Waterhouse as senior executive officer of the Company. The compensation to be paid to Mr. Waterhouse pursuant to the agreement consists of an annual base salary and such other benefits (including bonuses) as the Company generally makes available to its executive officers. The annual base salary for Mr. Waterhouse under the agreement is $500,000. The agreement with Mr. Waterhouse provides that the Company maintain, at its expense, life insurance on Mr. Waterhouse, the premiums of which shall not exceed $100,000 per annum, payable to such beneficiaries as Mr. Waterhouse shall designate, provided that an amount equal to the aggregate premiums paid by the Company with respect to such policy shall be paid to the Company from (i) the cash surrender value of such policy or (ii) the proceeds of such policy in the event of Mr. Waterhouse's death.

      The Company also entered into an employment agreement with Richard H. Neiman on July 1, 1994 with a three year term which is automatically extended for an additional one year period on June 30, 1997 and on each June 30 thereafter unless either party gives notice not to renew. The compensation to be paid to Mr. Neiman consists of an annual base salary of $200,000 and such other benefits (including bonuses) as the Company generally makes available to its executive officers.

                                STOCK OPTION PLAN

      In April 1987, the Company adopted a Stock Option Plan, which was terminated in August 1993, except as to outstanding options under that plan. In January 1993, stockholders of the Company approved the Waterhouse Investor Services, Inc. 1992 Stock Option Plan covering 585,937 shares of the Company's Common Stock (as adjusted to reflect the 25% stock dividend paid March 3, 1993, the 50% stock dividend paid November 8, 1993 and the 25% stock dividend paid September 14, 1995) (the "Plan") which was amended by stockholder approval to cover an additional 937,500 shares of Common Stock (adjusted to reflect the 25% stock dividend paid September 14, 1995). As of the date hereof, options covering 1,017,256 shares of Common Stock are outstanding under the above plans. The purposes of the Plan is to enable the Company to provide additional incentives to the Company's officers, directors and key employees to advance the interests of the Company by giving them an opportunity to participate in an increase in the market value of shares of Common Stock. The Plan provides for the grant of stock options that are either "incentive" or "non-qualified" for federal income tax purposes. "Incentive" stock options are intended to satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended, and, accordingly, no "incentive" stock options may be granted to directors of the Company who are not also employees of the Company.

      The Plan is administered by the Compensation Committee. The number of shares of Common Stock as to which stock options will be granted to any officer, director or key employee will be determined by the Compensation Committee based upon such factors as it may deem to be relevant, such as previous and anticipated contributions to and duration of employment with the Company. The exercise price per share of a stock option is established by the Compensation Committee in its discretion, but may not be less than the fair market value (or not less than 110% of such value if the individual to whom an "incentive" stock option is granted owns, as of the date of the grant, shares of the Company's capital stock possessing 10% or more of the total voting power of all outstanding shares of the Company's capital stock) of a share of Common Stock as of the date of the grant. The aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which "incentive" stock options are exercisable for the first time by an individual to whom an "incentive" stock option is granted during any calendar year (under

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

all "incentive" stock option plans of the Company) may not exceed $100,000. Payment for shares of Common Stock purchased upon the exercise of stock options may be made in cash, shares of Common Stock (including shares acquired upon the previous exercise of other stock options) or a combination thereof.

      Stock options may be exercisable in whole at any time or in part from time to time, subject to such restrictions as the Compensation Committee may determine in its discretion on the date of grant, for a period not to exceed ten years from the date of the grant and terminate thirty days after the date of termination of employment or, in the case of a director who is not also an employee, association with the Company for any reason other than death (in which event such stock options terminate three months thereafter). Such period is established by the Compensation Committee in its discretion on the date of grant. Stock options are not transferable except upon death and may be exercised during the life of an individual to whom they are granted only by such person. The Plan (but not stock options then outstanding under the Plan) terminates on October 15, 2002 or on such earlier date as the Board may determine in its discretion.

                          EMPLOYEE STOCK OWNERSHIP PLAN

      In October 1987, the Company established the Employee Stock Ownership Plan and Trust (the "ESOP"). The purposes of the ESOP are to provide retirement and related benefits to employees and their families and to provide employees with an additional opportunity for stock ownership and capital accumulation.

      Under the ESOP, the Company may make annual contributions to a trust, for the benefit of eligible employees, of Common Stock or of cash to be used for the purchase of Common Stock or other investments. Shares of Common Stock for the ESOP may be either shares purchased in the open market or shares authorized and unissued.

      The amount of the Company's annual contribution is generally within the discretion of the Board of Directors, except that the Company must contribute sufficient cash to pay amounts currently due on any loans (the "Loans") the ESOP may incur to purchase shares of Common Stock. Each Loan will be secured by the shares of Common Stock purchased with the proceeds of the Loan, though the Company may, in addition, guarantee any such Loans. At August 31, 1995, there were no loans outstanding.

      The Company's annual contribution is allocated to the accounts of eligible employees in proportion to each eligible employee's compensation. In fiscal year 1995, officers participated in the ESOP on the same basis as other employees except that any part of their earnings in excess of $150,000 was excluded for purposes of allocating the Company's annual contribution.

      Employees become 20% vested in the ESOP following the completion of two years of service, increasing 20% per year until fully vested upon completion of six years of service. Employees receive the shares of Common Stock and other investments allocated to their account upon retirement, medical disability, death or, with respect to the vested portion, other termination of employment. In addition, eligible employees who have reached the age of 55 and have participated in the ESOP for ten years may elect to receive a partial distribution of the value of the Common Stock held in their account.

      The Company's contribution to the ESOP with respect to the year ended August 31, 1995 was approximately $2,188,011 (approximately 62,700 shares). Allocations for the five most highly compensated officers and for all executive officers as a group (rounded to the nearest dollar) are as follows: Mr. Waterhouse, $16,383; Mr. Wigger, $16,383; Mr. Chapel, $16,383; all eligible executive officers (6 persons) as a group, $98,298 (approximately 4,412 shares). Messrs. Petrilli and Neiman were not eligible for fiscal year 1995.

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

                              CERTAIN TRANSACTIONS

      Arthur J. Radin, a director of the Company, is President of Feldman Radin & Co., P.C., an accounting firm that provides accounting services for the Company.

      James F. Rittinger, a director of the Company, is a partner in Satterlee Stephens Burke & Burke LLP, a law firm that provides legal services to the Company.

      Future transactions between the Company and its executive officers and directors will be on terms no less favorable to the Company than the terms which could be obtained by the Company from unaffiliated parties in arms' length transactions. If a proposed transaction would be material to the Company, it must first be approved by the Board of Directors by a majority vote (with all interested directors abstaining.)

                          PROPOSAL TO APPROVE AUDITORS
                           (ITEM 2 ON THE PROXY CARD)

      The Board of Directors, on the recommendation of the Audit Committee, has approved Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending August 31, 1996. Accordingly, the following resolution concerning the ratification by the stockholders of the appointment of the independent auditors will be offered at the meeting:

             "RESOLVED, that the appointment by the Board of Directors of the Company of Price Waterhouse LLP to audit the accounts of the Company and its subsidiaries for the fiscal year ending August 31, 1996 is hereby ratified and approved".

      It is expected that representatives of Price Waterhouse LLP will attend the Annual Meeting to receive and respond to questions concerning the financial statements contained in the Company's 1995 Annual Report to Stockholders.

      Ratification of the selection of Price Waterhouse LLP as independent accountants will require the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the meeting. The Board of Directors recommends a vote FOR ratification and, unless a stockholder signifies otherwise, the persons named in the proxy will so vote.

WATERHOUSE INVESTOR SERVICES, INC.
================================================================================

                             STOCKHOLDER PROPOSALS

      All proposals of stockholders to be presented at the Company's next annual meeting, tentatively scheduled for February 4, 1997, must be directed to the Secretary of the Company at the Company's principal executive office and, if they are to be considered for possible inclusion in the proxy statement and form of proxy for such annual meeting in accordance with the rules and regulations of the Securities and Exchange Commission, must be received on or before August 26, 1996.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT. Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than 10% of the Company's Common Stock ("Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by the Company, the Company believes that during fiscal 1995, all Reporting Persons complied with all applicable filing requirements, except that Messrs. Belson, Cardew, Nicoll, Radin, Rittinger and Staudter each filed a late report with respect to a single transaction, the grant to director's stock options pursuant to the 1992 Stock Option Plan of the Company. In addition, Mr. Cardew filed a late report with respect to one transaction and holdings of his spouse.

                                 OTHER BUSINESS

      Neither the Company nor the Board of Directors knows of any other matters, other than those indicated above, to be presented at the Annual Meeting of Stockholders. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote the shares they represent in accordance with their judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Richard H. Neiman
                                        RICHARD H. NEIMAN
                                        Secretary


Dated: December 28, 1995

                   WATERHOUSE INVESTOR SERVICES, INC. - PROXY
                 ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 6, 1996
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned stockholder of Waterhouse Investor Services, Inc. hereby appoints Lawrence M. Waterhouse, Jr. and Richard H. Neiman, or either of them, with full power of substitution, proxies for the undersigned at the Annual Meeting of Stockholders on February 6, 1996 or any adjournments thereof, to vote as set forth below and on the reverse side hereof, the shares of Common Stock of Waterhouse Investor Services, Inc. held of record by the undersigned on December 21, 1995.

      Receipt of Notice of Annual Meeting of Stockholders and the Proxy Statement attached thereto is acknowledged.

1. ELECTION OF FIVE DIRECTORS:
      / / FOR all nominees listed below
          (except as marked to the contrary below.)

     / /  WITHHOLD authority to vote for all nominees listed below.

INSTRUCTION:  to withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.

                       Kenneth I. Coco, Richard H. Neiman,
             Frank J. Petrilli, Arthur J. Radin, James F. Rittinger

2. PROPOSAL to approve the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending August 31, 1996.

      / / FOR                  / / AGAINST                       / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If directions are not indicated, this proxy will be voted FOR Items 1, 2 and 3.

                          ______________________________________________________
                          Signature of Stockholder

                          ______________________________________________________
                          Signature of Stockholder -- Joint Tenant

                          (Please sign exactly as your name(s) appear hereon. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such. If more than one name is shown, including the case of joint tenants, each party should sign.)

                          Dated: ___________________________,  199______

      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN ACCOMPANYING ENVELOPE.